UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

43-1792717
(I.R.S. employer identification number)

0-23325
(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 26, 2010, Guaranty Federal Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”).  At the Meeting, stockholders considered the election of directors, a proposed equity compensation plan, the Company’s executive compensation practices and the ratification of the appointment of the Company’s independent registered public accountants.  Of the shares of common stock outstanding as of the record date for the Meeting, 81.9% were present in person or by proxy.  The final results of voting on each of the matters submitted to a vote of the Company’s stockholders at the Meeting are as follows:

		Number of Shares
			Withheld		Broker
		For	or Against	Abstained	Non-Votes

1.	The election of three Directors for a three year term.

	Nominee
	Jack L. Barham	1,250,976	196,503	-	764,048
	Don M. Gibson	1,293,272	154,207	-	764,048
	Tim Rosenbury	1,296,557	150,922	-	764,048

The vote required to elect a Director was a plurality of the votes of the shares of the Company entitled to vote on the the election of Directors. Accordingly, each Director up for re-election was duly elected for a three-year term.

2.	Approval of the Company's 2010 Equity Plan	898,261	471,359	77,859	764,048

3.	Advisory, non-binding, approval of executive compensation.	1,877,185	232,121	102,221	-

4.	Ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.	2,197,325	9,681	4,521	-

	The vote required to approve each of proposals 2, 3 and 4 was the affirmative vote of a majority of the votes cast on each such proposal. Accordingly, each of proposals 2, 3 and 4 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By:
/s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer

Date: June 2, 2010